SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2007

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amended and Restated Credit Agreement of Charter Communications Operating, LLC

On March 6, 2007, Charter Communications Operating, LLC (“Charter Operating”), an indirect subsidiary of Charter Communications, Inc. (“Charter”), entered into an Amended and Restated Credit Agreement among Charter Operating, CCO Holdings, LLC (“CCO Holdings”), the several lenders from time to time that are parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and certain other agents (the “Charter Operating Credit Agreement”), and it entered into a related Amended and Restated Guarantee and Collateral Agreement among CCO Holdings, and certain of Charter Operating’s subsidiaries in favor of JPMorgan Chase Bank, N.A., as administrative agent (the “Guarantee and Collateral Agreement”).

The Charter Operating Credit Agreement amends and restates the Amended and Restated Credit Agreement, dated as of March 18, 1999, as amended and restated as of April 27, 2004 and as of April 28, 2006, by and among Charter Operating, CCO Holdings, the several lenders from time to time parties thereto, and the agents named therein (the “Existing Credit Agreement”).

The Charter Operating Credit Agreement consists of a $1.5 billion senior secured revolving line of credit, a continuation of the existing $5 billion term loan facility (the "Existing Term Loan") and a $1.5 billion new term loan facility (the "New Term Loan") which will be funded in one or more drawings on or prior to April 30, 2007. Borrowings under the Charter Operating Credit Agreement bear interest at a variable interest rate based on either LIBOR or a base rate, plus in either case, an applicable margin. The applicable margin for LIBOR loans under the New Term Loan is 2.00% above LIBOR. The applicable margin for LIBOR revolving loans is 2.00% above LIBOR. The revolving line of credit commitments terminate on March 6, 2013. The Existing Term Loan and the New Term Loan are subject to amortization at 1% of their initial principal amount per annum. The remaining principal amount of the New Term Loan will be due on March 6, 2014.

The terms of the Existing Term Loan have been amended effective March 6, 2007. The refinancing of the $5 billion Existing Term Loan with new term loans is permitted under the Charter Operating Credit Agreement and is expected to close April 30, 2007, after which the pricing (LIBOR plus 2.00%) and amortization profile of such term loan will match the New Term Loan described above. Until such time, the Existing Term Loan remains priced at 2.625% above LIBOR.

The Charter Operating Credit Agreement is guaranteed by CCO Holdings and the subsidiaries of Charter Operating that guarantee the Existing Credit Agreement, and is secured by the same collateral that secures the Existing Credit Agreement, including (i) the assets of Charter Operating and its subsidiaries (other than assets of the non-guarantor subsidiaries), to the extent such lien can be perfected under the Uniform Commercial Code by the filing of a financing statement, and (ii) a pledge by CCO Holdings of the equity interests owned by it in Charter Operating or any of its subsidiaries, as well as intercompany obligations owing to it by any of such entities, in each case as set forth in the Guarantee and Collateral Agreement, and (iii) a pledge by Charter Operating and its subsidiaries of equity interests or intercompany notes held by them.

The Charter Operating Credit Agreement contains financial covenants requiring Charter Operating to maintain a quarterly consolidated leverage ratio not to exceed 5 to 1 and a first lien leverage ratio not to exceed 4 to 1. The agreement also contains a number of restrictions on Charter Operating’s business, including, but not limited to, restrictions on Charter Operating and its subsidiaries’ (and in certain instances, CCO Holdings’s) ability to incur indebtedness; grant liens on assets; merge, consolidate, or sell assets; pay dividends or make other restricted payments; make investments; prepay or modify certain indebtedness or management fees; engage in transactions with affiliates; enter into sale-leaseback transactions; or engage in other business). The Charter Operating Credit Agreement also contains a number of affirmative covenants and events of default, including a cross default to other debt of CCO Holdings, Charter Operating, or subsidiaries of Charter Operating in an aggregate amount equal to more than $100 million and the occurrence of a change of control. Failure to comply with these covenants, or the occurrence of any other event of default, could result in acceleration of Charter Operating’s debt and other financial obligations under the Charter Operating Credit Agreement.

The foregoing does not constitute a complete summary of the terms of the Charter Operating Credit Agreement and the Guarantee and Collateral Agreement. The descriptions of the terms of the Charter Operating Credit Agreement and the Guarantee and Collateral Agreement are qualified in their entirety by reference to such agreements.

Credit Agreement of CCO Holdings, LLC

On March 6, 2007, CCO Holdings, an indirect subsidiary of Charter, entered into a credit agreement among CCO Holdings, the several lenders from time to time that are parties thereto, Bank of America, N.A., as administrative agent, and certain other agents (the “CCO Holdings Credit Agreement”), and a related Pledge Agreement made by CCO Holdings in favor of Bank of America, N.A., as administrative agent (the “Pledge Agreement”).

The CCO Holdings Credit Agreement consists of a $350 million term loan facility (the “Term Facility”). The term loan matures on September 6, 2014 (the “Maturity Date”). The CCO Holdings Credit Agreement also provides for additional incremental term loans (the “Incremental Loans”) maturing on the dates set forth in the notices establishing such term loans, but no earlier than the Maturity Date.

Borrowings under the CCO Holdings Credit Agreement bear interest at a variable interest rate based on either LIBOR or a base rate plus, in either case, an applicable margin. The applicable margin for LIBOR term loans, other than Incremental Loans, is 2.50% above LIBOR. The applicable margin for base rate loans, other than Incremental Loans, is 1.5%. The applicable margin with respect to Incremental Loans is as to be agreed upon by CCO Holdings and the lenders when the Incremental Loans are established.

The CCO Holdings Credit Agreement is secured by the equity interests of Charter Operating, and all proceeds thereof.

The CCO Holdings Credit Agreement contains a number of restrictions on CCO Holdings, including, but not limited to, restrictions on the ability of CCO Holdings’ and its restricted subsidiaries to pay dividends or make other restricted payments; grant liens on assets; merge, consolidate, or sell assets; incur indebtedness; make investments; engage in transactions with affiliates; and issue subsidiary guarantees of indebtedness. The CCO Holdings Credit Agreement also contains a number of affirmative covenants and events of default, including a cross payment default or cross acceleration to other debt of CCO Holdings or of certain of its subsidiaries in an aggregate principal amount equal to $100 million or more. Failure to comply with these covenants, or the occurrence of any other event of default, could result in acceleration of CCO Holdings’ debt and other financial obligations under the CCO Holdings Credit Agreement.

The foregoing does not constitute a complete summary of the terms of the CCO Holdings Credit Agreement and the Pledge Agreement. The descriptions of the terms of the CCO Holdings Credit Agreement and the Pledge Agreement are qualified in their entirety by reference to such agreements.

With the completion of these transactions, Charter expects that cash on hand, cash flows from operating activities, and the amounts available under our credit facilities will be adequate to meet our and our subsidiaries’ cash needs through 2008.  We believe that cash flows from operating activities and amounts available under our credit facilities may not be sufficient to fund our operations and satisfy our and our subsidiaries’ interest and principal repayment obligations in 2009 and will not be sufficient to fund such needs in 2010 and beyond.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION OF REGISTRANT.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference to this Item 2.03.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

Redemption of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation 8.625% Senior Notes due 2009

On March 6, 2007, Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corp. (together, the “Charter Holdings Issuers”), both indirect subsidiaries of Charter, called for redemption all of the $187,295,500 outstanding principal amount of their 8.625% Senior Notes due 2009 (CUSIP number 16117PAE0) (the “2009 Notes”). The 2009 Notes were issued pursuant to an indenture, dated as of March 17, 1999 (the “Charter Holdings Indenture”),

between the Charter Holdings Issuers and The Bank of New York Trust Company, N.A., as successor trustee. In accordance with the terms of the 2009 Notes and the Charter Holdings Indenture, the redemption price is equal to the principal amount of the 2009 Notes, plus accrued and unpaid interest to the date of redemption, April 5, 2007. Upon mailing the notice of redemption in accordance with the Charter Holdings Indenture, the 2009 Notes become irrevocably due and payable on the redemption date at the redemption price. A press release announcing the redemption is attached hereto as Exhibit 99.1.

Redemption of CCO Holdings, LLC and CCO Holdings Capital Corp. Senior Floating Rate Notes due 2010

On March 6, 2007, CCO Holdings and CCO Holdings Capital Corp. (together, “CCO Holdings Issuers”), both indirect subsidiaries of Charter, called for redemption all of the $550,000,000 outstanding principal amount of their Senior Floating Rate Notes due 2010 (CUSIP number 1248EP AE 3) (the “2010 Notes”). The 2010 Notes were issued pursuant to an indenture, dated as of December 15, 2004 (the “CCO Holdings Indenture”), between the CCO Holdings Issuers and Wilmington Trust Company, N.A., as successor trustee. In accordance with the terms of the 2010 Notes and the CCO Holdings Indenture, the redemption price is equal to 102% of the principal amount of the 2010 Notes, plus accrued and unpaid interest to the date of redemption, April 6, 2007. Upon mailing the notice of redemption in accordance with the CCO Holdings Indenture, the 2010 Notes become irrevocably due and payable on the redemption date at the redemption price. A press release announcing the redemption is attached hereto as Exhibit 99.1.

ITEM 8.01 OTHER EVENTS.

Charter Holdings commenced a cash tender offer (the “Tender Offer”) for certain of its outstanding senior notes (the “Notes”). Charter Holdings is offering to purchase an amount of its outstanding Notes such that the amount Charter Holdings would be required to pay for the purchase of the Notes in total (including accrued and unpaid interest) in the Tender Offer shall not exceed $100 million. Holders who tender their notes prior to 5:00 p.m., Eastern Time, on March 19, 2007, unless this early tender period is extended or earlier terminated by Charter Holdings, will qualify for the payment of a premium in addition to the consideration being paid per note. The Tender Offer will expire at 5:00 PM Eastern Time, on Tuesday, April 3, 2007, unless extended or earlier terminated. A press release announcing the Tender Offer is attached hereto as Exhibit 99.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed pursuant to Item 1.01, Item 2.03, Item 2.04 and Item 8.01:

Exhibit Number	Description

10.1
Amended and Restated Credit Agreement, dated as of March 6, 2007, among Charter Communications Operating, LLC, CCO Holdings, LLC, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.*

10.2	Amended and Restated Guarantee and Collateral Agreement made by CCO Holdings, LLC, Charter Communications Operating, LLC and certain of its subsidiaries in favor of JPMorgan Chase Bank, N.A. ,as administrative agent, dated as of March 18, 1999, as amended and restated as of March 6, 2007*
10.3	Credit Agreement, dated as of March 6, 2007, among CCO Holdings, LLC, the lenders from time to time parties thereto and Bank of America, N.A., as administrative agent.*
10.4	Pledge Agreement made by CCO Holdings, LLC in favor of Bank of America, N.A., as Collateral Agent, dated as of March 6, 2007*
99.1	Press Release dated as of March 6, 2007.*
99.2	Press Release dated as of March 6, 2007.*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

Dated: March 9, 2007

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Amended and Restated Credit Agreement, dated as of March 6, 2007, among Charter Communications Operating, LLC, CCO Holdings, LLC, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.*

10.2	Amended and Restated Guarantee and Collateral Agreement made by CCO Holdings, LLC, Charter Communications Operating, LLC and certain of its subsidiaries in favor of JPMorgan Chase Bank, N.A. ,as administrative agent, dated as of March 18, 1999, as amended and restated as of March 6, 2007*
10.3	Credit Agreement, dated as of March 6, 2007, among CCO Holdings, LLC, the lenders from time to time parties thereto and Bank of America, N.A., as administrative agent.*
10.4	Pledge Agreement made by CCO Holdings, LLC in favor of Bank of America, N.A., as Collateral Agent, dated as of March 6, 2007*
99.1	Press Release dated as of March 6, 2007.*
99.2	Press Release dated as of March 6, 2007.*

* filed herewith